                                                                     EXHIBIT 1.1



                           QUEEN SAND RESOURCES, INC.

                   $125,000,000 12 1/2% Senior Notes due 2008

                               PURCHASE AGREEMENT


                                                                   June 30, 1998

Nesbitt Burns Securities Inc.
CIBC Oppenheimer Corp.
Societe Generale Securities Corporation
c/o      Nesbitt Burns Securities Inc.
         111 West Monroe Street
         Chicago, Illinois  60603

Ladies and Gentlemen:

         Queen Sand Resources, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Nesbitt Burns Securities Inc., CIBC Oppenheimer Corp. and Societe Generale Securities Corp. (each, a "Purchaser" and together, the "Purchasers") an aggregate of $125,000,000 principal amount of its 12 1/2% Senior Notes due 2008 (the "Notes"), subject to the terms and conditions set forth in this Purchase Agreement (herein "this Agreement"). The Notes are to be issued pursuant to the provisions of an indenture (the "Indenture") to be dated as of July 1, 1998, among the Company, the Subsidiary Guarantors named therein and Harris Trust and Savings Bank, as trustee (the "Trustee"). The Notes will be guaranteed (the "Subsidiary Guarantees") by all existing and future Restricted Subsidiaries (as defined in the Indenture) of the Company (the "Subsidiary Guarantors"), as further provided in the Indenture.

         The sale of the Notes to the Purchasers will be made without registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. The Purchasers have advised the Company that the Purchasers will make offers of the Notes purchased hereunder in accordance with Section 5 hereof on the terms set forth in the Offering Memorandum, as amended or supplemented (as defined below), as soon as the Purchasers deem advisable after this Agreement has been executed and delivered, solely to (i) persons whom the Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Securities Act ("QIBs"), (ii) a limited number of institutional "accredited investors" (as defined in rule 501(a)(1), (2), (3) or (7) under the Securities
Act) and (iii) to certain persons outside the United States in reliance on Regulation S under the Securities Act.
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         In connection with the sale of the Notes, the Company and the
Subsidiary Guarantors have prepared a preliminary offering memorandum, dated May 27, 1998 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated June 30, 1998 (the "Offering Memorandum"), each setting forth certain information concerning the Company, the Subsidiary Guarantors, the Notes and the Subsidiary Guarantees. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale by the Purchasers of the Notes. Any references herein to the Offering Memorandum shall be deemed to include all exhibits thereto.

                 1. Representations and Warranties of the Company and the Subsidiary Guarantors. Each of the Company and the Subsidiary Guarantors represents and warrants to, and agrees with, the Purchasers that:

         (a) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates did not, and the Offering Memorandum (as the same may have been amended or supplemented) as of the Closing Date (as defined below) will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Preliminary Offering Memorandum and the Offering Memorandum (and any amendment or supplement thereof or thereto) based solely upon information furnished in writing to the Company by or on behalf of any Purchaser relating to such Purchaser specifically for inclusion therein.

         (b) The documents filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading.

         (c) Each of the Company and the Subsidiary Guarantors has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiary Guarantors has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each of the Company and the Subsidiary Guarantors is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

         (d) The Company's authorized capitalization is as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and





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validly authorized and issued and are fully paid and nonassessable and conform to the description thereof contained in the Offering Memorandum.

         (e) All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Offering Memorandum, all outstanding shares of capital stock of the subsidiaries are owned by the Company, either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens, encumbrances or any other claim of any third party.

         (f) Since the date of the most recent financial statements included or incorporated by reference in the Offering Memorandum (exclusive of any amendment or supplement thereof or thereto), there has been no material adverse change, or any development which could reasonably be expected to result in a material adverse change, in the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Offering Memorandum (exclusive of any amendment or supplement thereof or thereto); and, since the respective dates as of which information is given in the Offering Memorandum, there has not been any change in the capital stock (other than grants of options and issuances of common stock pursuant to existing employee stock option plans or the exercise of outstanding warrants to purchase shares of common stock) of the Company or any of its subsidiaries or long-term debt of the Company or any of its subsidiaries.

         (g) Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary thereof which might reasonably be expected to result in a (i) material adverse effect on the business, prospects, financial condition or results of operations of the Company and its Subsidiaries taken as whole or
(ii) adversely affect in any manner the validity of this Agreement or any other agreement entered into in connection with the issuance of and sale of the Notes (the events referred to in clauses (i) through (ii), a "Material Adverse Effect");

         (h) Ernst & Young L.L.P. and KPMG Peat Marwick L.L.P., who have certified certain financial statements included or incorporated by reference in the Offering Memorandum, are independent public accountants within the meaning of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.

         (i) The consolidated historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of the operations and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements (except as disclosed in the notes thereto or otherwise stated therein) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods





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involved. The selected historical consolidated financial data and the summary historical financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated historical financial statements included or incorporated by reference in the Offering Memorandum except as otherwise specifically stated in the Offering Memorandum. The pro forma condensed consolidated financial statements and other pro forma consolidated financial information included in the Offering Memorandum have been prepared on a basis consistent with such historical consolidated financial statements, except as described in such pro forma financial statements and except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions described in the pro forma financial statements.

         (j) Except as would not have a Material Adverse Effect, (i) the Company and its subsidiaries possess all material licenses, certificates, authorizations, permits and other authorizations issued by, (ii) have made all declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies necessary for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum and (iii) are in compliance with all such certificates, authorities, permits and other authorizations. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authority, permit or other authorization, other than any such revocation or modification that could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

         (k) The Company and its subsidiaries have good and defensible title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases (excluding such interests in oil and gas properties and similar industry property interests) material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

         (l) The Company and each of its subsidiaries have timely filed all United States federal income tax returns and all other material tax returns which are required to be filed by them (except where the failure to so file any such return could not reasonably be expected to have a Material Adverse Effect) and have paid all taxes due and payable and any related assessments, fines or penalties (other than taxes, assessments, fines or penalties, the payment of which are being contested in good faith or the failure to pay which would not have a Material





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Adverse Effect), and no tax liens have been filed and no claims are being asserted with respect to any such taxes, which could reasonably be expected to have a Material Adverse Effect.

         (m) The present fair salable value of the assets of each of the Company and the Subsidiary Guarantors exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including the maximum amount of liability that would reasonably be expected to result from contingent liabilities) of the Company and the Subsidiary Guarantors, respectively, as they mature; the respective assets of the Company and the Subsidiary Guarantors do not constitute unreasonably small capital to carry out their respective businesses as conducted or as proposed to be conducted; neither the Company nor the Subsidiary Guarantors intend to, and do not believe that they will, incur debts beyond their ability to pay such debts as they mature; upon the issuance of the Notes and the Subsidiary Guarantees, the present fair salable value of the assets of the Company and its subsidiaries, taken as a whole, will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including the maximum amount of liability that would reasonably be expected to result from contingent liabilities) of the Company and its subsidiaries, taken as a whole, as they mature; the assets of the Company and its subsidiaries, taken as a whole, do not, and upon the issuance of the Notes and the Subsidiary Guarantees will not, constitute unreasonably small capital for the Company and its subsidiaries, taken as a whole, to carry out their respective business as now conducted or as proposed to be conducted including the capital needs of the Company and its subsidiaries, and projected capital requirements of the business conducted by the Company and each of its subsidiaries, and projected capital requirements and capital availability thereof; and neither the Company nor the Subsidiary Guarantors intend to, and do not intend to permit any of their subsidiaries to, incur debts beyond their respective ability to pay such debts as they mature.

         (n) The oil and gas reserve estimates of the Company and its subsidiaries contained in the Offering Memorandum have been prepared by independent petroleum consultants listed in the Offering Memorandum, and neither the Company nor any of its subsidiaries has any reason to believe that such estimates do not fairly reflect the oil and gas reserves of the Company and its subsidiaries at the dates indicated.

         (o) The Company and each of its subsidiaries have good and defensible title to their respective interests in oil and gas properties, title investigations having been carried out by or on behalf of the Company or its subsidiaries in accordance with good practice in the oil and gas industry in the areas in which they operate.

         (p) The information provided by the Company or any of the Subsidiaries to the Petroleum Consultants (as hereinafter defined) for the preparation of the estimates of reserves in the reserve reports for the oil and gas properties of the Company prepared by H.J. Gruy and Associates, Inc., Harper and Associates, Inc., Ryder Scott Company and Joe C. Neal & Associates, independent petroleum consultants (collectively the "Petroleum Consultants"), were at the respective times of delivery thereof to the Petroleum Consultants complete and accurate in all material respects. The Purchasers have received a true and correct copy of the reserve





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reports referred to in the Offering Memorandum under "Experts" (each a "Reserve
Report"), and each of the Reserve Reports and the letters from each of the Petroleum Consultants to the Company with respect thereto have been reviewed, and accepted as having a reasonable basis, by the Company. The estimates of reserves in the Reserve Reports were prepared in accordance with standard geological and engineering methods generally accepted in the oil and gas industry.

         (q) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances, including, but not limited to, brine, crude oil, natural gas liquids and other petroleum materials, by, due to, or caused by the Company or any of its subsidiaries (or, to the best of the Company's knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may be liable) upon any of the property now or, to the best of the Company's knowledge, previously owned or leased by the Company or any of its subsidiaries in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property or any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries have knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

         (r) As of the date hereof, (1) all royalties, rentals, deposits and other amounts due on the oil and gas properties of and payable by the Company and its subsidiaries have been properly and timely paid, and no proceeds from the sale or production attributable to the oil and gas properties of the Company and its subsidiaries are currently being held in suspense by any purchaser thereof, except where such amount due could not, singly or in the aggregate, have a Material Adverse Effect and (2) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interest of the Company and its subsidiaries in its oil and gas properties, except where such claims could not, singly or in the aggregate, have a Material Adverse Effect.

         (s) As of the date hereof, the aggregate undiscounted monetary liability of the Company and its subsidiaries for petroleum taken or received under any operating or gas balancing and storage agreement relating to its oil and gas properties that permits any person to receive any portion of the interest of the Company and its subsidiaries in any petroleum or to receive cash or other payments to balance any disproportionate allocations of petroleum could not, singly or in the aggregate, have a Material Adverse Effect.

         (t) This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.





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         (u)     The Indenture has been duly authorized by the Company and each
Subsidiary Guarantor and, when duly executed and delivered by the proper officers of the Company and each Subsidiary Guarantor, will constitute a valid and binding agreement of the Company and each Subsidiary Guarantor enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (v) The registration rights agreement to be dated as of the Closing Date, among the Company, the Subsidiary Guarantors and the Purchasers (the "Registration Rights Agreement") has been duly authorized by the Company and each Subsidiary Guarantor and, when executed and delivered by the proper officers of the Company and each Subsidiary Guarantor, will constitute a valid and binding agreement of the Company and each Subsidiary Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (w) The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Indenture and the Notes conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

         (x) Each Subsidiary Guarantee has been duly authorized by each Subsidiary Guarantor and, when duly executed, authenticated, issued and delivered as provided in the Indenture and when the Notes have been issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be duly and validly issued and outstanding and will constitute valid and binding obligations of each Subsidiary Guarantor entitled to the benefits of the Indenture and enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (y) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is





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a party or by which or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement by the Company and each of the Subsidiary Guarantors, the Notes by the Company, the Guarantees by each of the Subsidiary Guarantors and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or the Subsidiary Guarantors in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

         (z) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement by the Company and the Subsidiary Guarantors and the Notes by the Company and the Subsidiary Guarantees by the Subsidiary Guarantors and consummation of the transactions contemplated herein and therein, except (i) such as may be required under foreign and Federal securities laws and applicable state securities or "blue sky" laws in connection with the purchase and distribution of the Notes by the Purchasers (including a notice of sales on Form D pursuant to Rule 503 promulgated under the Securities Act), (ii) the filing and effectiveness of a Registration Statement as contemplated by the Registration Rights Agreement, (iii) such approvals, registrations and qualifications as may be required under the Securities Act, the Trust Indenture Act, and applicable state securities or Blue Sky laws in connection with the exchange offer or resale registration contemplated by the Offering Memorandum and set forth in the Registration Rights Agreement, and (iv) such consents, approvals, authorizations, registrations, filings or qualifications as may have been obtained or made or of which the failure to obtain would not have a Material Adverse Effect.





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
         (aa) The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act, in connection with the offering of the Notes.

         (bb) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) of the Company has directly, or through any agent (provided that no representation is made as to the Purchasers or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Notes.

         (cc) It is not necessary in connection with the offer, sale and delivery of the Notes to the Purchasers in the manner contemplated by this Agreement to register the Notes under the Securities Act (provided that no representation is made as to action of the Purchasers or persons acting on their behalf) or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

         (dd) Assuming (i) that the representations and warranties of the Purchasers in Section 4 are true, and (ii) compliance by the Purchasers with their covenants set forth in Section 4, it is not necessary in connection with the initial resale of the Notes by the Purchasers in the manner contemplated by this Agreement to register the Notes under the Securities Act.

         (ee) The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

         (ff) There is no "substantial U.S. market interest" as defined in Rule 902(n) of Regulation S for the Notes or any security of the same class as the Notes.

         (gg) The Company, the Subsidiary Guarantors and their respective affiliates and all persons acting on their behalf (other than the Purchasers and their respective affiliates and all persons acting on their behalf, as to whom the Company and the Subsidiary Guarantors make no representation) have complied with and will comply with the "offering restrictions" requirements (within the meaning of Regulation S) of Regulation S under the Securities Act (including, without limitation, provisions regarding "directed selling efforts" (within the meaning of Regulation S)) in connection with any offering of the Notes outside the United States.

                 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations, warranties and covenants contained in this Agreement, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees to purchase from the Company, the principal amount of the Notes set forth opposite the name of such Purchaser on Schedule I hereto at a purchase price of 97.0% of the principal amount thereof plus accrued interest, if any, from July 7, 1998 to the Closing Date.





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                 3.       Delivery and Payment.  (a) Delivery of and payment
for the Notes shall be made at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019, at 9:00 AM, New York time, on July 7, 1998, or such other date, time or location as shall be agreed upon by the Purchasers and the Company (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Payment of the purchase price shall be made to the Company by wire transfer of same day funds to an account or accounts specified by the Company at least one business day prior to the Closing Date, against delivery to the Purchasers for the respective accounts of the Purchasers of the Notes to be purchased by them. Delivery of the Notes shall be made at such location as the Purchasers shall reasonably designate at least one business day in advance of the Closing Date.

         (b) One or more of the Notes in the definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Notes (collectively, the "Global Note"), shall be delivered by the Company to the Purchasers (or as the Purchasers direct), in each case with any transfer taxes thereon duly paid by the Company. The Global Note shall be made available to the Purchasers for inspection not later than 10:30 a.m., New York time, on the business day immediately preceding the Closing Date.

                 4. Offering of Notes; Restrictions on Transfer. The several Purchasers propose to offer the Notes for resale upon the terms and conditions set forth in this Agreement and the Offering Memorandum. Each Purchaser hereby represents, warrants to, and agrees with the Company that:

         (a) It will offer and sell the Notes only (i) to persons who it reasonably believes are QIBs in transactions meeting the requirements of Rule 144A, (ii) a limited number of institutional "accredited investors" (as defined in rule 501(a)(1), (2), (3) or (7) under the Securities Act) and who, as purchasers, have executed and delivered to the Purchasers copies of the letter set forth in Annex A to the Offering Memorandum or (iii) outside the United States to certain persons in reliance on Regulation S under the Securities Act upon the terms and conditions set forth in Annex I to this Agreement;

         (b) It is an institutional "accredited investor" (as defined in Rule 501 under the Securities Act) or a QIB; and

         (c) It will not offer or sell the Notes by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

                 5. Agreements. The Company agrees with the Purchasers that:

         (a) The Company will furnish to the Purchasers, without charge, during the period mentioned in paragraph (c) below, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum and any supplements and amendments thereto as the Purchasers may





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
reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

         (b) The Company will advise the Purchasers promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the prior consent of Nesbitt Burns Securities Inc., which consent shall not be unreasonably withheld.

         (c) If, at any time prior to the completion of the sale of the Notes by the Purchasers, any event occurs as a result of which the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company promptly will notify the Purchasers of the same and will prepare and provide to the Purchasers pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance.

         (d) The Company will use commercially reasonable efforts to qualify the Notes for sale under the laws of such jurisdictions as the Purchasers may reasonably designate, will use commercially reasonable efforts to maintain such qualifications in effect so long as required for the sale of the Notes. The Company will promptly advise the Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Notwithstanding the foregoing, the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

         (e) The Company will not solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

         (f) None of the Company, its subsidiaries, its affiliates or any person acting on behalf of any of them (other than the Purchasers and their respective affiliates, as to whom this undertaking shall not be deemed to apply) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes offered and sold pursuant to Regulation S, and the Company, its subsidiaries, its affiliates and each person acting on behalf of any of them (other than the Purchasers and their respective affiliates, as to whom this undertaking by the Company shall not be deemed to apply) will comply with the offering restrictions of Regulation S with respect to those Notes offered and sold pursuant thereto.

         (g) The Company shall, during any period in the two years after the Closing Date in which the Company and the Subsidiary Guarantors are not subject to Section 13 or 15(d) of the

Exchange Act, make available, upon request, to any holder of such Notes in connection with any sale thereof and any prospective purchaser of Notes from such holder the information ("Rule 144A Information") specified in Rule 144A(d)(4) under the Securities Act.

         (h) The Company will not, and will not permit any of its subsidiaries to, resell any Notes which constitute "restricted securities" under Rule 144 that have been acquired by any of them, otherwise than pursuant to an effective registration statement under the Securities Act.

         (i) Neither the Company nor any subsidiary will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security will be integrated with the sale of the Notes in a manner which would require the registration of the Notes under the Securities Act.

         (j) The Company shall use commercial reasonable efforts in cooperation with the Purchasers to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company, the Euroclear System and Cedel Bank, societe anonyme.

         (k) The Company will not, for a period of 90 days following the date hereof, without the prior written consent of Nesbitt Burns Securities Inc., offer, sell or contract to sell, or otherwise transfer or dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company substantially similar to the Notes (other than the securities offered pursuant to an Exchange Offer Registration Statement for the Notes).

         (l) The Company shall use its best efforts, in cooperation with the Purchasers, to cause the Notes to be eligible for and designated for trading on the PORTAL trading system of the National Association of Securities Dealers, Inc.

                 6. Conditions to the Obligations of the Purchasers. The obligations of the Purchasers to purchase the Notes under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All representations and warranties of the Company and the Subsidiary Guarantors contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the Closing Date.

         (b) The Company shall have furnished to the Purchasers the opinion(which opinion may state that it is governed by and shall be interpreted in accordance with the Legal Opinion Accord of the ABA Section of Business Law
(1991)) of Haynes and Boone, LLP, counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Purchasers, to the effect that:

                 (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum.

                 (ii) Each of the Subsidiary Guarantors has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum.

                 (iii) The Company's authorized capitalization is as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Offering Memorandum.

                 (iv) All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Offering Memorandum, all outstanding shares of capital stock of the subsidiaries are owned by the Company, either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens, encumbrances or any other claim of any third party.

                 (v) To the knowledge of such counsel, except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending against or affecting the Company or any subsidiary thereof which might reasonably be expected to result in a Material Adverse Effect.

                 (vi) This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

                 (vii) The Indenture has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor and constitutes a valid and binding agreement of the Company and each Subsidiary Guarantor enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 (viii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor and constitutes a valid and binding agreement of the Company and each Subsidiary Guarantor in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy considerations in respect of the enforceability of indemnity provisions.

                 (ix) The Notes have been duly authorized, executed and delivered by the Company and (assuming the due authentication thereof by the Trustee) constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Indenture and the Notes conform in all material respects to the description thereof contained in the Offering Memorandum.

                 (x) The Subsidiary Guarantee of each Subsidiary Guarantor has been duly authorized, executed and delivered by such Subsidiary Guarantor and when the Notes have been executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Purchasers in accordance with this Agreement constitutes a valid and binding obligation of such Subsidiary Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 (xii) The execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement by the Company and each of the Subsidiary Guarantors, the Notes by the Company, the Guarantees by each of the Subsidiary Guarantors and the consummation of the transactions contemplated herein (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any reviewed agreement (as delivered and defined in the opinion), except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or, breach or violated any court order, any applicable law, statute, rule, regulation, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties and specifically applicable to the Company which violation or breach would have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

                 (xiii) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement by the Company and the Subsidiary Guarantors and the Notes by the Company and the Subsidiary Guarantees by the Subsidiary Guarantors and consummation of the transactions contemplated herein and therein, except (A) as such may be required under foreign and United States Federal securities laws and applicable state securities or "blue sky" laws in connection with the purchase and distribution of the Notes by the Purchasers (including a notice of sales on Form D pursuant to Rule 503 promulgated under the Securities Act), (B) the filing and effectiveness of a Registration Statement as contemplated by the Registration Rights Agreement, (C) such approvals, registrations and qualifications as may be required under the Securities Act, the Trust Indenture Act, and applicable state securities or Blue Sky laws in connection with the exchange offer or resale registration contemplated by the Offering Memorandum and set forth in the Registration Rights Agreement, and (D) such consents, approvals, authorizations, registrations, filings or qualifications as may have been obtained or made or of which the failure to obtain would not have a Material Adverse Effect.

                 (xiv) Neither the registration of the Notes under the Securities Act, nor the qualification of an indenture under the Trust Indenture Act of 1939 with respect thereto, is required for the offer and sale of the Notes by the Company to the Purchasers or the reoffer and resale of the Notes by the Purchasers in the manner contemplated in this Agreement and the Offering Memorandum, other than any registration or qualification that may be required in connection with the Exchange Offer contemplated by the Offering Memorandum or in connection with the Registration Rights Agreement.

                 (xv) The Company is not an "investment company" within the meaning of the Investment Company Act.

                 (xvi) The statements in the Offering Circular under the captions "Description of Notes," "Description of Other Indebtedness," "Description of Capital Stock," "Exchange Offer; Registration Rights" and "Certain U.S. Federal Income Tax Considerations" insofar as such statements constitute summaries of the provisions of the Company's existing debt, the Notes, the Registration Rights Agreement, or insofar as such statements purport to summarize federal laws of the United States referred to thereunder, as the case may be, are accurate in all material respects.

         Such counsel shall also state that they examined various documents and participated in conferences with representatives of the Company and its accountants and with representatives of the Purchasers and their counsel at which times the contents of the Offering Memorandum and related matters were discussed. However such counsel need not pass upon nor assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except as provided above) or make any representation that such counsel has independently verified or checked the accuracy, completeness or fairness of such statements. Also, such counsel need express no view as to the financial statements and other financial information included or incorporated by reference in or excluded from the Offering Memorandum. Subject to the foregoing, such counsel shall advise the Purchasers that no facts have come to such counsel's attention that causes it to believe that the Offering Memorandum and any amendments or supplements thereto made by the Company prior to the Closing Date, contained, as of its date, or contains, as of the Closing Date, an untrue statement of a material fact or omitted as of its date, or omits, as of the Closing Date, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Such counsel's opinion shall be limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal law of the United States of America (it being understood, however, that with respect to the validity, binding effect and enforceability of the Indenture, the Notes and the Registration Rights Agreement, counsel may opine as if such instruments were governed by the laws of the State of Texas). In rendering such opinion, such counsel shall be entitled to rely, as to certain matters, on information contained in certificates of officers of the Company.

         (c) The Purchasers shall have received from Mayer, Brown & Platt, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Indenture, the Offering Memorandum (together with any amendment or supplement thereof or thereto) and other related matters as the Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (d) The Company shall have furnished to the Purchasers a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Offering Memorandum, any amendment or supplement to the Offering Memorandum and this Agreement and that:

                          (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

                          (ii) since the date of the most recent financial statements included or incorporated by reference in the Offering Memorandum (exclusive of any amendment or supplement thereof or thereto), there has been no material adverse change, or any development which could reasonably be expected to result in a material adverse change, in the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereof or thereto).

         (e) On the date hereof and on and at the Closing Date, Ernst & Young LLP shall have furnished to the Purchasers a letter or letters, dated respectively as of the date hereof and as of the Closing Date, in form and substance reasonably satisfactory to the Purchasers, confirming that they are independent accountants within the meaning of the Securities Act and the Rules of Conduct of the American Institute of Certified Public Accountants and containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

         (f) The Company shall have furnished to the Purchasers a letter from each of the Petroleum Consultants dated the date of delivery thereof, in form and substance satisfactory to the Purchasers, confirming that they are independent petroleum consultants with respect to the Company and its subsidiaries, attaching their report with respect to the Company's and its subsidiaries oil and gas reserves and stating that as of the date of such letter they have no reason to believe that the conclusions and findings of such firm contained in such report are not true or correct (other than by reason of changes in commodity prices since the date of the report).

         (g) The Purchasers shall have received a letter (the "bring-down letter") from each of the Petroleum Consultants, addressed to the Purchasers and dated the Closing Date confirming, as of the Closing Date, the conclusions and findings of such firm with respect to the information and other matters covered by their letter delivered to the Purchasers pursuant to paragraph (f) and confirming in all material respects the conclusions and findings set forth in such prior letter.

         (h) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereof or thereto), there shall not have been any material adverse change, or any development which could reasonably be expected to result in a material adverse change, in the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereof or thereto) the effect of which is, in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in this Agreement and the Offering Memorandum.

         (i) Subsequent to the date hereof, there shall not have been any downgrading in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any written notice given of any intended or potential downgrading in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

         (j) On the Closing Date, the Notes shall have been designated for trading on PORTAL.

         (k) Prior to or concurrently with the consummation of the transaction contemplated hereby, the Company shall have consummated or shall consummate the transactions contemplated by the Securities Purchase Agreement, dated as of June 25, 1998, among the Company and the other parties thereto on substantially the same terms as described in the Offering Memorandum under the caption "Private Equity Placement."

         (l) Prior to the Closing Date, the Company shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchasers and counsel for the Purchasers, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                 7. Reimbursement of Purchasers' Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 6 hereof is not satisfied, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by either Purchaser, the Company and the Subsidiary Guarantors will reimburse the Purchasers upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Notes and the Company and the Subsidiary Guarantors shall then be under no further liability to any Purchaser except as provided in Section 8.

                 8. Indemnification and Contribution. (a) The Company and each Subsidiary Guarantor agree to indemnify and hold harmless the Purchasers, the directors, officers, employees and agents of each Purchaser and each person who controls any Purchaser within the meaning of either the Securities Act or the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto) or any Rule 144A Information provided by the Company to any holder or prospective purchaser of Notes pursuant to Section 5(g), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Subsidiary Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasers relating to such Purchaser specifically for inclusion therein; and provided, further, that the foregoing indemnity agreement with respect to the Offering Memorandum shall not inure to the benefit of the Purchasers from whom the person asserting or causing any such losses, claims, damages or liabilities purchased Notes (or to the benefit of any person controlling any Purchaser or any directors, officers, employees and agents of any Purchaser), if a copy of the Offering Memorandum (or the Offering Memorandum as amended or supplemented) (if the Company shall have timely furnished the Purchasers with sufficient copies thereof) was not sent or given by or on behalf of the Purchasers to such person at or prior to the written confirmation of the sale of the Notes to such person and if the Offering Memorandum (or the Offering Memorandum as amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) The Purchasers agree to indemnify and hold harmless the Company and the Subsidiary Guarantors, their respective directors, its officers, and each person who controls the Company or the Subsidiary Guarantors within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Subsidiary Guarantors to the Purchasers, but only with reference to written information relating to the Purchasers furnished to the Company by or on behalf of the Purchasers specifically for inclusion in the Offering Memorandum or in any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Purchasers may otherwise have.

         (c)     Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the indemnified party shall have been advised by counsel that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent (which consent shall not be unreasonably withheld) of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement of judgment.

         (d)     In the event that the indemnity provided in paragraph (a) or
(b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Subsidiary Guarantors, on the one hand, and the Purchasers, on the other hand, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Subsidiary Guarantors, on the one hand, and the Purchasers, on the other hand, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors, on the one hand, and by the Purchasers on the other hand, from the offering of the Notes; provided, however, that in no case shall the Purchasers be responsible for any amount in excess of the purchase discount or commission applicable to the Notes purchased by the Purchasers hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Subsidiary Guarantors, on the one hand, and the Purchasers, on the other hand, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Subsidiary Guarantors, on the one hand, and of the Purchasers, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Subsidiary Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Purchasers shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover page of the Offering Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Purchasers. The Company and the Subsidiary Guarantors, on the one hand, and the Purchasers, on the other hand, agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of any Purchaser shall have the same rights to contribution as each Purchaser, and each person who controls the Company or the Subsidiary Guarantors within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company and the Subsidiary Guarantors shall have the same rights to contribution as the Company and the Subsidiary Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

                 9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Purchasers, by written notice given to the Company prior to delivery of and payment for the Notes, if prior to such time any of the following events shall have occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Purchasers' good faith judgment, make it impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum; (ii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market;
(iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Purchasers' good faith opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Purchasers' good faith opinion has a material adverse effect on the financial markets in the Unites States and would, in the Purchasers' good faith judgment, make it impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum.

                 10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Subsidiary Guarantors or their respective officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchasers or the Company or the Subsidiary Guarantors or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                 11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchasers, will be mailed, delivered or sent by facsimile transmission and confirmed to them at Nesbitt Burns Securities Inc., 111 West Monroe Street, Chicago, Illinois 60603, attention: legal department (facsimile: (312) 701-7711); or, if sent to the Company, will be mailed, delivered or sent by facsimile transmission and confirmed to it at Queen Sand Resources, Inc., 3500 Oak Lawn, Suite 380, Dallas, Texas 75219, attention Chief Executive Officer (facsimile: (214) 521-9960).

                 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. No purchaser of any Notes from any Purchaser should be deemed a successor or assign by reason merely of such purchase.

                 13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.





                        [Signatures appear on next page]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Subsidiary Guarantors and the Purchasers.

                                              Very truly yours,

                                              QUEEN SAND RESOURCES, INC.


                                              By:   /s/ EDWARD J. MUNDEN
                                                    --------------------------
                                                    Name:   Edward J. Munden
                                                    Title:  Chief Executive
                                                             Officer, President
                                                             and Chairman of
                                                             the Board


                                              QUEEN SAND RESOURCES, INC.,
                                                a Nevada corporation


                                              By:   /s/ EDWARD J. MUNDEN
                                                    ----------------------------
                                                    Name:   Edward J. Munden
                                                    Title:  President


                                              CORRIDA RESOURCES, INC.


                                              By:   /s/ EDWARD J. MUNDEN
                                                    ----------------------------
                                                    Name:   Edward J. Munden
                                                    Title:  President


                                              NORTHLAND OPERATING CO.


                                              By:   /s/ EDWARD J. MUNDEN
                                                    ----------------------------
                                                    Name:   Edward J. Munden
                                                    Title:  President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

NESBITT BURNS SECURITIES INC.
CIBC OPPENHEIMER CORP.
SOCIETE GENERALE SECURITIES CORP.

BY:   NESBITT BURNS SECURITIES INC.



      By:    /s/ MARK A. ROCHE
             -------------------------------
             Name:   Mark A. Roche
             Title:  Managing Director

                                   SCHEDULE I



                                                                                                               Principal
                                                                                                                Amount of
      Name of Initial Purchaser                                                                                  Notes
      -------------------------                                                                               -----------
Nesbitt Burns Securities Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 62,500,000
CIBC Oppenheimer Corp.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50,000,000
Societe Generale Securities Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12,500,000
                                                                                                            -------------
Total . . . . . . . .  . . .. . . . . . . . . . . . . . . . . . . . . . . .                                  $125,000,000
                                                                                                             ============

                                                                         ANNEX I


      1. The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser represents that it has offered and sold the Notes, and will offer and sell the Notes (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Securities Act or to a limited number of institutional "accredited investors" (as defined in rule 501(a)(1), (2), (3) or (7) under the Securities Act). Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Notes, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Notes (other than a sale pursuant to Rule 144A or to an institutional "accredited investor"), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

             "The securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time of (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

      Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Notes, except with its affiliates or with the prior written consent of the Company.

      2. Notwithstanding the foregoing, Notes may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 4 of the Purchase Agreement to which this Annex I is attached without delivery of the written statement required by paragraph 1 above.

      3. Each Purchaser further represents and agrees that (i) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning.




                                Annex I, Page 1
of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and
(c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

      4. Each Purchaser agrees that it will not offer, sell or deliver any of the Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Notes in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Notes, except in any such case with Nesbitt Burns Securities Inc.'s express written consent and then only at its own risk and expense.





                                Annex I, Page 2